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                                                                    EXHIBIT 99.1


Tenneco Automotive Inc. (ticker: TEN, exchange: New York Stock Exchange) News Release - Monday, March 22, 2004

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TENNECO AUTOMOTIVE PRESENTATION AT LEHMAN HIGH YIELD CONFERENCE
WILL BE WEBCAST

LAKE FOREST, ILLINOIS, MARCH 22, 2004 - Tenneco Automotive (NYSE: TEN) will participate in the Lehman Brothers 2004 High Yield Bond & Syndicated Loan Conference to be held in Orlando, Florida on Tuesday, March 23, 2004. Ken Trammell, the company's senior vice president and chief financial officer, will present at 9:30 a.m. EST.


Tenneco Automotive's live audio presentation will be webcast and can be accessed by going to the "Financial" portion of the company's web site at www.tenneco-automotive.com.


Tenneco Automotive is a $3.8 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,200 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe(R) Clevite(R) vibration control components.

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CONTACT:
Tenneco Automotive, Media Relations
Jane Ostrander
(1) 847 482 5607
jane.ostrander@tenneco-automotive.com

Tenneco Automotive, Investor Relations
Leslie Hunziker
(1) 847 482 5042
leslie.hunziker@tenneco-automotive.com